U.S. SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): February 27, 2019
ADVANCED EMISSIONS SOLUTIONS, INC.

(Name of registrant as specified in its charter)

Delaware	001-37822	27-5472457
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

640 Plaza Drive, Suite 270, Highlands Ranch, CO	80129
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (720) 598-3500

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
Pursuant to the bylaws of Advanced Emissions Solutions, Inc. (the “Company”), on February 27, 2019 the Board of Directors of the Company (the “Board”) voted to increase the size of the Board from five directors to seven directors and appointed Brian Leen to the Board to fill one of the resulting vacancies effective February 27, 2019. Further, Mr. Leen will serve as chair of a new committee, the Activated Carbon Committee, which was created to evaluate adjacent market growth opportunities for the activated carbon business. Mr. Leen will stand for election by the Company's stockholders at the Company's Annual Meeting of Stockholders in June 2019. The Company has initiated a search for a new director to fill the remaining vacancy.
Mr. Leen served as President and Chief Executive Officer of ADA Carbon Solutions, LLC (“Carbon Solutions”) until December 7, 2018, on which date the Company acquired Carbon Solutions (the "Carbon Solutions Acquisition"). Mr. Leen is now the President and Chief Executive Officer of Gopher Resource, LLC, a lead battery recycler. Mr. Leen has over 25 years of experience in the specialty chemicals and materials business. Prior to joining Carbon Solutions in 2010, he was President of the North American printing ink operations for Sun Chemical Corporation.
During the Company's planning for the integration of Carbon Solutions, some of the management of the Company discussed with Mr. Leen potential ways he could assist the Company in its growth strategy for the carbon business, including a focus on adjacent industries. Following the closing of the Carbon Solutions Acquisition, Mr. Leen met with members of the Nominating and Governance Committee of the Board (the “Nominating Committee”) and other directors. The Nominating Committee reviewed Mr. Leen’s background, qualifications, and independence in connection with the Company’s strategy and nominated him to the Board for appointment as a director.
In connection with the Carbon Solutions Acquisition, Mr. Leen’s position with Carbon Solutions was eliminated. Mr. Leen and the Company entered into a Release of Claims and Separation Agreement (the "Separation Agreement"), pursuant to which the Company agreed to pay him $2.2 million in compensation (the "Separation Payment"), which included previously agreed to retention bonuses plus a year of severance pay in the form of salary and bonuses, over the 52 weeks following the effective date of this Separation Agreement.
As a non-employee director, Mr. Leen will receive the compensation offered to all the Company’s non-employee directors for services on the Board, as disclosed in the Company’s definitive proxy statement on Schedule 14A, to be filed by the Company with the Securities and Exchange Commission within 120 days after December 31, 2018.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
10.1	Release of Claims and Separation Agreement dated December 17, 2018 between the Company and Brian Leen
99.1	Press release dated March 5, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 5, 2019

Advanced Emissions Solutions, Inc.
Registrant

/s/ L. Heath Sampson
L. Heath Sampson
President and Chief Executive Officer